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                                                                    EXHIBIT 10.6

                        EIGHTH AMENDMENT AND AGREEMENT TO
                   CONSIGNMENT AND FORWARD CONTRACTS AGREEMENT

      This EIGHTH AMENDMENT AND AGREEMENT TO CONSIGNMENT AND FORWARD CONTRACTS AGREEMENT is made as of September 29, 2004, by and between FLEET PRECIOUS METALS INC., a Rhode Island corporation with offices at 111 Westminster Street, Providence, Rhode Island 02903 ("FPM"), and WOLVERINE TUBE, INC., a Delaware corporation with its principal place of business at 200 Clinton Avenue, Suite 1000, Huntsville, Alabama 35801 ("WOLVERINE TUBE"), WOLVERINE TUBE (CANADA) INC., an Ontario corporation with its principal place of business at P.O. Box, 7515, London, Ontario, Canada N5Y5S6 ("WOLVERINE CANADA"), and WOLVERINE JOINING TECHNOLOGIES, LLC, a Delaware limited liability company and successor by merger to WOLVERINE JOINING TECHNOLOGIES, INC., a Delaware corporation with its principal place of business at 235 Kilvert Street, Warwick, Rhode Island 02886 ("WOLVERINE JOINING") (Wolverine Tube, Wolverine Canada and Wolverine Joining are hereinafter sometimes referred to individually as a "COMPANY" and collectively as the "COMPANIES").

                                WITNESSETH THAT:

      WHEREAS, FPM and the Companies are parties to a certain Consignment and Forward Contracts Agreement dated as of March 28, 2001, as previously amended (as amended, the "Consignment and Forward Contracts Agreement") pursuant to which FPM agreed to extend certain consignment and other credit facilities to the Companies, on the terms and conditions contained therein; and

      WHEREAS, the parties hereto desire to amend the Consignment and Forward Contracts Agreement as hereinafter provided;

      NOW, THEREFORE, for value received, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:

      1. All capitalized terms used herein without definition shall have the meanings assigned by the Consignment and Forward Contracts Agreement.

      2. Effective the date hereof, definition of "Consignment Limit" set forth in Paragraph 1.13 of the Consignment and Forward Contracts Agreements is amended in its entirety to read as follows:

            "1.13. "Consignment Limit" means:

                  (a) the lesser of:

                        (i) Seventeen Million Dollars ($17,000,000); or

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                        (ii) the value (as determined pursuant to Paragraph 2.2
                  hereof) of Two Million Four Hundred Thousand (2,400,000) fine troy ounces of silver; or

                  (b) such limit as FPM and the Companies may agree upon from time to time as evidenced by an amendment in substantially the form of Exhibit B attached hereto and made a part hereof or in such other form as FPM shall require."

      3. FPM agrees to eliminate the financial covenants requiring a Minimum Consolidated YTD Consolidated EBIDTA (as set forth in Paragraph 7.12 of Consignment and Forward Contracts Agreement) and a Minimum YTD Consolidated Operating Income (as set forth in Paragraph 7.13 of Consignment and Forward Contracts Agreement) provided that after review of the Companies' financial statements for Fiscal Year 2004, prepared and delivered in accordance with Paragraph 7.6(a) of the Consignment and Forward Contracts Agreement, no Event of Default has occurred and is then continuing, including, without limitation, any failure of the Companies to comply with the financial covenants set forth in the Consignment and Forward Contracts Agreement at December 31, 2004. If the conditions set forth herein are met to the satisfaction of FPM, FPM will issue a letter terminating such financial covenants. Until receipt of such termination letter, the Companies shall be required to comply with the provisions of Paragraphs 7.12 and 7.13 and to provide the financial reporting in connection therewith.

      4. Effective the date hereof, the Consignment and Forward Contracts Agreement is amended by adding Paragraph 7.15. to read in its entirety as follows:

            "7.15. Minimum Availability. At all times Excess Availability under the Credit Agreement shall be at least Two Million Dollars ($2,000,000)."

      5. All necessary conforming changes to the Consignment and Forward Contracts Agreement necessitated by reason of this Eighth Amendment and Agreement to Consignment and Forward Contracts Agreement shall be deemed to have been made.

      6. All references to the "Consignment and Forward Contracts Agreement" in all documents or agreements by and between the parties hereto, shall from and after the effective date hereof refer to the Consignment and Forward Contracts Agreement, as previously amended and as amended hereby, and all obligations of the Companies under the Consignment and Forward Contracts Agreement, as previously amended and as amended hereby, shall be secured by and be entitled to the benefits of such other documents and agreements.

      7. Except as amended hereby, the Consignment and Forward Contracts Agreement shall remain in full force and effect and is in all respects hereby ratified and affirmed.

      8. The Companies jointly and severally covenant and agree to pay all out-of-pocket expenses, costs and charges incurred by FPM (including reasonable fees and disbursements of counsel) in connection with the preparation and implementation of this Eighth Amendment and Agreement to Consignment and Forward Contracts Agreement. The Companies also jointly and

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severally covenant and agree to pay promptly all taxes and recording and filing fees payable under applicable law with respect to the amendment effected hereby.

      9. This Eighth Amendment and Agreement to Consignment and Forward Contracts Agreement may be executed in separate counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                       *THE NEXT PAGE IS A SIGNATURE PAGE*

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      IN WITNESS WHEREOF, the undersigned parties have caused this Eighth
Amendment and Agreement to be executed by their duly authorized officers as of the date first above written.

WITNESS:                                 WOLVERINE TUBE, INC.

     /s/ Mary Ann Michetti               By: /s/ James E. Deason
    -----------------------                  ---------------------------------
                                         Title: Executive V.P. CFO & Secretary

                                         WOLVERINE TUBE (CANADA) INC.

     /s/ Mary Ann Michetti               By: /s/ James E. Deason
    -----------------------                  ---------------------------------
                                         Title: V.P. CFO & Secretary

                                         WOLVERINE JOINING TECHNOLOGIES, LLC,

     /s/ Mary Ann Michetti               By: /s/ James E. Deason
    -----------------------                  ---------------------------------
                                         Title: VP & Treasurer

                                         FLEET PRECIOUS METALS INC.

                                         By: /s/ A.J. Capuano
                                             ---------------------------------
                                         Title: SVP

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